Exhibit 99.2 Unaudited category sales and unaudited customer transactions


                           DOLLAR GENERAL CORPORATION
                            UNAUDITED CATEGORY SALES
                        For the Five Week Calendar Period


                                             --- For the Five Weeks Ended ---
                            Same-Stores     October 5, 2001  September 29, 2000
                               % Chg           Sales Mix         Sales Mix
                               -----           ---------         ---------
   Highly Consumable            14%               62%               59%
   Hardware and Seasonal        12%               14%               16%
   Basic Clothing                0%               11%               12%
   Home Products                -6%               13%               13%
                                ---               ---               ---
     TOTAL                      9.0%             100%               100%

   Hardlines                    11%               86%               85%
   Softlines                     0%               14%               15%
                                 --               ---               ---
     TOTAL                      9.0%             100%               100%




                           DOLLAR GENERAL CORPORATION
                         UNAUDITED CUSTOMER TRANSACTIONS
                                   Same-Stores
                        For the Five-Week Calendar Period

                        --- For the Five Weeks Ended ---
                                      % Chg
                                      -----
Same-Store Sales                       9.0%
Customer Transactions                   6%
Average Customer Purchase               3%